EXHIBIT 99.1

Contact: Phil Gee 480/693-5729
FOR IMMEDIATE RELEASE
AMERICA WEST REPORTS RECORD AUGUST TRAFFIC
     PHOENIX, Sept. 1, 2005 — America West Airlines (NYSE:AWA) today reported traffic statistics for the month of August 2005. Revenue passenger miles (RPMs) for August 2005 were a record 2.2 billion, an increase of 2.1 percent from August 2004. Capacity for August 2005 was a record 2.7 billion available seat miles (ASMs), up 4.9 percent from August 2004. The passenger load factor for the month of August was 81.0 percent versus 83.2 percent in August 2004.
     “August was another strong month for America West with double digit year-over-year improvements in both yield and revenue per available seat mile,” said Executive Vice President, Sales and Marketing Scott Kirby. “We’re wrapping up the summer by posting another month of record traffic numbers, and looking forward to closing our planned merger with US Airways this fall.”
     The following summarizes America West’s August and year-to-date traffic results for 2005 and 2004:

	Aug. 2005	Aug. 2004	% Change
Revenue Passenger Miles (000)	2,202,391	2,156,990	2.1
Available Seat Miles (000)	2,720,552	2,593,450	4.9
Load Factor (percent)	81.0	83.2	(2.2 pts.)
Enplanements	2,010,134	1,909,221	5.3

	YTD 2005	YTD 2004	% Change
Revenue Passenger Miles (000)	16,530,056	15,590,436	6.0
Available Seat Miles (000)	20,471,019	20,122,649	1.7
Load Factor (percent)	80.7	77.5	3.2 pts.
Enplanements	14,994,899	14,104,805	6.3

     Also for August, the airline will report to the Department of Transportation that its domestic on-time performance was 81.9 percent and its completion factor was 99.2 percent.
     For additional information regarding the airline’s current cost per available seat mile (CASM) guidance, fuel hedging positions, and estimated capital expenditures for 2005, please visit the investor relations update, which is located in the “About AWA” section of the airline’s Web site at www.americawest.com. The investor relations update page also includes current distribution percentages (information on the airline’s distribution channels) and fleet plan through 2007.
     Approximately 60,000 customers upgrade their low-fare experience every day when they get on board America West. The airline’s 14,000 employees are proud to offer a range of services including more destinations than any other low-cost carrier, first-class cabins, assigned seating, airport clubs and an award-winning frequent flyer program. America West operates over 900 daily flights to more than 90 destinations in the U.S., Canada, Mexico and Costa Rica. This press release and additional information on America West can be accessed at www.americawest.com. (AWAT)
FORWARD-LOOKING STATEMENTS
All statements other than statements of historical facts may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We urge you to read cautionary language regarding forward-looking statements, including factors that may cause actual results and/or outcomes to differ from the forward-looking statements, located on the Company’s website at www.americawest.com.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger transaction, US Airways Group and America West have filed a Registration Statement on Form S-4 and other documents with the Securities and Exchange Commission (Registration No. 333-126162) containing a preliminary joint proxy statement/prospectus regarding the proposed transaction. The proxy statement/prospectus will be mailed to stockholders of America West after the registration statement is declared effective by the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND OTHER RELATED MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about US Airways Group and America West (when available) at http://www.sec.gov, the SEC’s website. Free copies of America West’s SEC filings are also available on America West’s website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Holdings Corporation, 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways Group’s SEC filings are also available on US Airways Group’s website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22227.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
     America West, US Airways Group and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005

Annual Meeting filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways Group is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 1, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, is set forth in the registration statement and proxy statement and other materials filed with the SEC in connection with the proposed transaction.
-AWA-